Exhibit 99.1

News Release

B&W Announces New Financing Agreement; Settlements Reached on Remaining European Vølund Loss Contracts

•	Company now positioned to return to profitability by unlocking the value of its core businesses

•	Agreement provides a $150 million term loan and additional $15 million incremental facility

•	Settlements significantly reduce and limit risks and obligations on European Vølund loss contracts

•	Investor call and webcast set for April 8, 2019

(BARBERTON, Ohio – April 5, 2019) – Babcock & Wilcox Enterprises, Inc. ("B&W") (NYSE: BW) announced today it has taken strategic action to significantly strengthen its financial position and chart a path to profitability in 2019. The Company has amended its credit agreement with its current lenders, whereby B. Riley FBR, Inc. has joined the facility and has arranged an additional $150 million in secured financing via a last out term loan and has agreed to provide an uncommitted incremental credit facility of up to another $15 million. This follows an additional $10.0 million in commitments from affiliates of B. Riley FBR under a last out term loan announced on March 19, 2019.

Proceeds from the new financing have allowed B&W to settle and significantly limit future liabilities on its two remaining Vølund European loss projects and terminate its obligations on an additional European waste-to-energy EPC contract which has not yet reached the project phase. The new financing also provides the additional liquidity the Company needs to release the value of its core business and strong market position to pivot towards profitability and positive cash flows.

“With this financing, combined with the reduction of liabilities and risks from the Vølund loss contracts being vastly reduced through these settlements and recent plant turnovers, we believe the Company is on a path to profitability in 2019,” said Kenneth Young, Chief Executive Officer, B&W. “We now can focus on unlocking the real value and strong position of our power business, along with value from the core technologies of Vølund and SPIG and improving the profitability of our company.”

“We greatly appreciate our banks’ and shareholders’ support to provide the financing necessary for the turnaround of Babcock & Wilcox. This marks the beginning of a new era for all of our global operations, customers and employees. We now have a much stronger balance sheet to support our operations going forward,” Young said. “We have maintained a strong reputation as a premier technology provider across all of our global Babcock & Wilcox sectors, and this financing will support our efforts going forward.”

In connection with the amendment, the Company has agreed to seek shareholder approval to increase the number of its authorized shares, execute within six months a $50 million rights offering at $0.30 per share (the proceeds of which will be used for repayment of a portion of the new debt) and, immediately thereafter, exchange $35.1 million of the last out term loan held by Vintage Capital Management LLC for common stock at $0.30 per share, issue approximately 16.7 million warrants, each to purchase one share of common stock for $0.01 per share, and execute a 1:10 reverse stock split.

Vølund Contract Settlement Agreements
Under the settlement agreements announced in B&W’s 10-K filing on April 2, 2019, B&W has paid a combined £70 million (approximately $91.6 million at current exchange rates) to the customers on its two remaining European Vølund loss projects – referred to as the “second” and “fifth” projects in previous communications – in exchange for significantly limiting the Company’s obligations under these contracts, including a waiver of the customer’s rejection and termination rights on the fifth project. B&W has agreed to provide construction services on the fifth project to complete key systems of the plant, not to exceed a minimal cost to complete. The settlement also eliminates all historical claims and remaining liquidated damages. Upon completion of these activities in accordance with the settlement, the Company will have no further obligation related to the fifth project other than customary warranty of core products.

For the second project, the settlement clearly defines and limits the remaining performance obligations and settles prior claims. B&W expects to turn over this plant in May 2019 and will then assume its operations and maintenance under a separate contract.

The settlement of the additional European waste-to-energy EPC contract mentioned previously was entered into by the Company to eliminate any risk of the Company incurring potential losses should it have to fulfill its obligations under the contract.

Conference Call Set for April 8

B&W will host a conference call and webcast on Monday, April 8, 2019 at 5 p.m. Eastern time

B&W Chief Executive Officer Kenneth Young, B&W Chief Financial Officer Louis Salamone and B&W Chief Strategy Officer Henry Bartoli will discuss the new financing arrangements, as well as the Company’s fourth quarter 2018 results.
The listen-only audio of the conference call will be broadcast live via the Internet at www.babcock.com. The dial-in number for participants in the U.S. is (833) 227-5843; the dial-in number for participants outside the U.S. is (647) 689-4070. The conference ID for all participants is 6287128. A replay of this conference call will remain accessible in the investor relations section of the Company's website for a limited time.
Advisors
Ducera Partners LLC and its affiliates are serving as financial advisor to B&W, and King & Spalding LLP is serving as B&W’s principal legal counsel with Wachtell, Lipton, Rosen & Katz serving as special counsel to B&W’s board of directors.  CMS Cameron McKenna Nabarro Olswang LLP is serving as legal counsel with respect to B&W’s European renewable energy projects, and Alvarez & Marsal North America LLC’s Robert M. Caruso is serving as B&W’s chief implementation officer with respect to various corporate initiatives.  Kirkland & Ellis LLP is serving as legal counsel to Vintage Capital Management LLC, and Brown Rudnick LLP is serving as legal counsel to B. Riley.

About B&W
Headquartered in Barberton, Ohio, Babcock & Wilcox is a global leader in energy and environmental technologies and services for the power and industrial markets. Follow us on Twitter @BabcockWilcox and learn more at www.babcock.com.

Forward-Looking Statements
B&W cautions that this release contains forward-looking statements, including, without limitation, statements relating to our financing arrangements, future liquidity needs and future performance. These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties, including, among other things, our ability to continue as a going concern; our ability to obtain and maintain sufficient financing to provide liquidity to meet our business objectives, surety bonds, letters of credit and similar financing; the highly competitive nature of our businesses; our ability to obtain all required shareholder and regulatory approvals for portions of our financing transactions (including, among others, the rights offering, last out term loan exchange and warrant issuance) that remain to be completed in a timely manner; general economic and business conditions, including changes in interest rates and currency exchange rates; general developments in the industries in which we are involved; cancellations of and adjustments to backlog and the resulting impact from using backlog as an indicator of future earnings; our ability to perform contracts on time and on budget, in accordance with the schedules and terms established by the applicable contracts with customers; failure by third-party subcontractors, partners or suppliers to perform their obligations on time and as specified; our ability to realize anticipated savings and operational benefits from our restructuring plans, and other cost-savings initiatives; our ability to successfully address remaining items and any warranty obligations within our accrued estimated costs for our Vølund & Other Renewable segment; our ability to successfully partner with third parties to win and execute contracts within the Vølund & Other Renewable segment; changes in our effective tax rate and tax positions, including any limitation on our ability to use our net operating loss carryforwards and other tax assets as a result of an "ownership change" under Section 382 of the Internal Revenue Code; our ability to maintain operational support for our information systems against service outages and data corruption, as well as protection against cyber-based network security breaches and theft of data; our ability to protect our intellectual property and renew licenses to use intellectual property of third parties; our use of the percentage-of-completion method to recognize revenue over time; our ability to successfully manage research and development projects and costs, including our efforts to successfully develop and commercialize new technologies and products; the operating risks normally incident to our lines of business, including professional liability, product liability, warranty and other claims against us; changes in, or our failure or inability to comply with, laws and government regulations; actual of anticipated changes in governmental regulation, including trade and tariff policies; difficulties we may encounter in obtaining regulatory or other necessary permits or approvals; changes in, and liabilities relating to, existing or future environmental regulatory matters; changes in actuarial assumptions and market fluctuations that affect our net pension liabilities and income; potential violations of the Foreign Corrupt Practices Act; our ability to successfully compete with current and future competitors; the loss of key personnel and the continued availability of qualified personnel; our ability to negotiate and maintain good relationships with labor unions; changes in pension and medical expenses associated with our retirement benefit programs; social, political, competitive and economic situations in foreign countries where we do business or seek new business; the possibilities of war, other armed conflicts or terrorist attacks; the willingness of customers and suppliers to continue to do business with us on reasonable terms and conditions as well as our ability to successfully consummate strategic alternatives for non-core assets, if we determine to pursue them; and our ability to maintain the listing of our common stock on the NYSE. If one or more of these risks or other risks materialize, actual results may vary materially from those expressed. For a more complete discussion of these and other risk factors, see B&W’s filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K. B&W cautions not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and undertakes no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.

Certain Information Regarding Participants in the Solicitation
The Company and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the matters discussed above for which shareholder approval will be sought at an upcoming shareholder meeting. Certain information regarding the interests of these participants and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement for the meeting when it becomes available. Investors and security holders may obtain copies of the proxy statement and any other related documents free of charge through the website maintained by the SEC at www.sec.gov or from the Company at the Investor Relations section of its website, www.babcock.com, or, alternatively, by directing a request by telephone or mail to Babcock & Wilcox Enterprises, Inc., 20 South Van Buren Avenue, Barberton, Ohio 44203, Attention: Corporate Secretary.

Certain of the lenders, as well as certain of their respective affiliates, have performed and may in the future perform for the Company and its subsidiaries, various commercial banking, investment banking, lending, underwriting, trust services, financial advisory and other financial services, for which they have received and may in the future receive customary fees and expenses. B. Riley Financial, Inc. (together with its affiliates “B. Riley”) and Vintage Capital Management LLC (“Vintage”) are each lenders with respect to the Company’s last out term loans under the Credit Agreement.  Each of B. Riley and Vintage are significant stockholders of the Company, with B. Riley owning approximately 6.4% of the Company's outstanding common stock and Vintage owning approximately 14.9% of the Company’s outstanding common stock. As previously disclosed, the Company and B. Riley are party to a consulting agreement. Mr. Brian Kahn, manager of Vintage, is also a director of the Company. B. Riley, through its affiliate, and Vintage are also party to a letter agreement regarding the rights offering, debt exchange and warrant issuance mentioned above.

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Investor Contact:	Media Contact:
Megan Wilson	Ryan Cornell
Vice President, Corporate Development & Investor Relations	Public Relations
Babcock & Wilcox	Babcock & Wilcox
704.625.4944 | investors@babcock.com	330.860.1345 | rscornell@babcock.com